UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 4, 2011

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Annual Meeting of Stockholders was held on Friday, February 4, 2011 at 3:30 p.m., local time, in San Jose, California.

(a) The following nominees for directors were elected. Each person elected as a director will serve until the next annual meeting of stockholders or until such person’s successor is elected and qualified:

Name of Nominee	Votes in Favor	Votes Withheld	Broker Non-votes
Jimmy S.M. Lee	15,095,180	517,063	7,042,441
Scott Howarth	15,110,669	501,574	7,042,441
Kong-Yeu Han	15,106,980	505,263	7,042,441
Paul Chien	14,987,881	624,362	7,042,441
Jonathan Khazam	15,110,954	501,289	7,042,441
Keith McDonald	14,089,990	1,522,253	7,042,441
Stephen Pletcher	14,315,561	1,296,682	7,042,441
Bruce A. Wooley	13,779,826	1,832,417	7,042,441
John Zimmerman	15,078,613	533,630	7,042,441

(b) Our stockholders rejected an amendment to the 2007 Incentive Compensation Plan to increase the number of shares thereunder by 4,000,000 with 6,265,462 votes in favor, 8,605,665 votes against and 741,116 votes abstaining.

(c) Our stockholders ratified the appointment of Grant Thornton LLP as our independent registered public accountants for the fiscal year ending September 30, 2011, with 22,411,200 votes in favor, 134,569 votes against and 108,915 votes abstaining.

(d) Our stockholders approved an advisory (non-binding) proposal concerning our executive compensation program with 14,461,582 votes in favor, 406,739 votes against and 743,922 votes abstaining.

(e) Our stockholders approved an advisory (non-binding) proposal concerning the frequency of stockholder votes on our executive compensation program with 10,649,077 votes for “1 year”, 312,767 votes for “2 years”, 2,447,358 votes for “3 years” and 1,296,435 votes abstaining. Based on this non-binding stockholder vote, our Board of Directors has determined to conduct a stockholder vote on executive compensation each year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: February 9, 2011	/s/ JOHN M. COBB
John M. Cobb
Vice President and
Chief Financial Officer